SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                                     OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): OCTOBER 26, 1999

                              OMEGA RESEARCH, INC.
             (Exact name of registrant as specified in its charter)

                                     FLORIDA
         (State or other jurisdiction of incorporation or organization)

       0-22895                                         59-2223464
(Commission File Number)                    (I.R.S. Employer Identification No.)

                 8700 WEST FLAGLER STREET, MIAMI, FLORIDA        33174
                    (Address of principal executive offices)   (Zip Code)

                                 (305) 485-7000
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

   This Amendment No. 1 to the Registrant's Current Report on Form 8-K dated October 26, 1999 and filed on November 8, 1999 with the Securities and Exchange Commission (the "Report") is being filed to include and incorporate in the Report Item 7(a) (Financial Statements of Business Acquired) and Item 7(b) (Pro Forma Financial Information) within the requisite time period permitted under and in accordance with paragraph (4) of Item 7(a) and paragraph (2) of Item 7(b) of Form 8-K, respectively.

ITEM 2.      ACQUISITION OR DISPOSITION OF ASSETS

    Effective with the filing of Articles of Merger on October 26, 1999 with the Secretary of State of the State of Texas (the "Effective Time"), Omega Research, Inc., a Florida corporation (the "Company"), acquired Window on WallStreet Inc., a privately-held Texas corporation ("Window on WallStreet"). The acquisition was made pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of October 25, 1999 among the Company, Window on WallStreet and WOW Acquisition Corporation, a Texas corporation and wholly-owned subsidiary of the Company ("Merger Sub"). Pursuant to the Merger Agreement, Merger Sub was merged with and into Window on WallStreet (the "Merger"), the separate corporate existence of Merger Sub ceased, and Window on WallStreet continued as the surviving corporation and became a wholly-owned subsidiary of the Company. The Merger is intended to qualify as a tax-free reorganization under the Internal Revenue Code and as a pooling of interests for financial accounting purposes. A copy of the Merger Agreement is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

    In consideration of the Merger, the shareholders of Window on WallStreet received an aggregate of 1,999,995 shares (collectively, the "Shares") of the common stock, $.01 par value, of the Company ("Company Common Stock") in exchange for the cancellation of all of the outstanding shares of capital stock of Window on WallStreet ("WOW Stock"). The Shares, post Merger, represent approximately 8.2% of the outstanding Company Common Stock. Based on 9,479,845 shares of WOW Stock outstanding at the Effective Time, the exchange ratio (the "Exchange Ratio") was .210974 shares of Company Common Stock for one share of WOW Stock. No fraction of a share of Company Common Stock was issued in the Merger, but, in lieu thereof, each holder of WOW Stock who was entitled to a fraction of a share of Company Common Stock received cash from the Company in lieu of such fractional share. In addition, the Company (i) repaid in accordance with its terms the indebtedness (including accrued and unpaid interest) of Window on WallStreet owed to two of its shareholders in the approximate aggregate amount of $4,085,000, which was funded from the Company's available working capital, and (ii) assumed all outstanding stock options to purchase WOW Stock ("WOW Options") which, based on the Exchange Ratio, will be exercisable for an aggregate of 182,529 shares of Company Common Stock (82,783 shares of Company Common Stock at an exercise price of $.48 per share and 99,746 shares of Company Common Stock at an exercise price of $8.06 per share).

    Since the Shares were not registered under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, are restricted securities subject to the Securities Act and Rule 144 thereunder, the Company also entered into a Registration Rights Agreement with Window on WallStreet and its shareholders pursuant to which the Company will file, within six months of the closing date of the Merger, a shelf registration statement on Form S-3 covering the Shares. The Company also granted piggyback registration rights to the shareholders of Window on WallStreet for a period of two years from the closing date of the Merger. In addition, the Company will be filing as soon as practicable a registration statement on Form S-8 in order to register the WOW Options.

    As a condition to the Company consummating the Merger, (i) six of the nine shareholders of Window on WallStreet (including its three principal shareholders, John R. Jennings, T. Keith Black and Alan Moore, who collectively owned approximately 97% of the outstanding WOW Stock) entered into a Shareholder Non-Competition and Non-Disclosure Agreement in favor of the Company and Window on WallStreet which provides, among other things, for non-disclosure of confidential information, non-solicitation of employees, independent contractors and consultants and a covenant not-to-compete for four years from the closing date of the Merger and (ii) four employees of Window on WallStreet (John R. Jennings, T. Keith Black, David Barnes and Sean Davis) entered into an Agreement Regarding Employment with Window on WallStreet (as the surviving corporation) providing for, among other things, a one-year employment term (except for Sean Davis, who received a two-year employment term).

    The Company also granted options to purchase an aggregate of 335,000 shares of Company Common Stock pursuant to its 1996 Amended and Restated Incentive Stock Plan, as amended (the "Incentive Stock Plan") to employees of Window on WallStreet, including options covering 75,000 shares of Company Common Stock to each of John R. Jennings and T. Keith Black, its Co-Presidents. The date of grant of such options was the Effective Time, the exercise price was $4.53 per share, which was equal to the fair market value of Company Common Stock on such date of grant as determined under and in accordance with the Incentive Stock Plan, and the options will vest 20% per year on each anniversary date of the date of grant over a five-year period and have a term of ten years.

    Window on WallStreet is a leading Internet-based provider of streaming real-time and historical quotes through its Financial Data Cast Network ("FDCN") and a developer of award-winning, on-line investment analysis tools, including Internet Trader (formerly Window on WallStreet) and Day Trader. FDCN is a subscription service that delivers streaming real-time quotes and historical intraday and daily price data for charting on demand. FDCN includes Nasdaq Level II bid and ask quotes, fundamental financial information and real-time streaming news.

    There were no material relationships prior to the Merger between Window on WallStreet (or any of its shareholders) and the Company (or any of its affiliates, any director or officer of the Company or any associate of any such director or officer).

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS

(A)    FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

       (1)    Window On WallStreet Inc. Report of Independent Accountants

       (2) Window On WallStreet Inc. Consolidated Balance Sheets as of December 31, 1998 and 1997

       (3) Window On WallStreet Inc. Consolidated Statements of Operations and Accumulated Deficit for the years ended December 31, 1998 and 1997

       (4) Window On WallStreet Inc. Consolidated Statements of Cash Flows for the years ended December 31, 1998 and 1997

       (5)    Window On WallStreet Inc. Notes to Consolidated Financial
              Statements

       UNAUDITED INTERIM FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

       (1) Window On WallStreet Inc. Consolidated Balance Sheets as of September 30, 1999 and December 31, 1998

       (2) Window On WallStreet Inc. Consolidated Statements of Operations and Accumulated Deficit for the nine months ended September 30, 1999 and 1998

       (3) Window On WallStreet Inc. Consolidated Statements of Cash Flows for the nine months ended September 30, 1999 and 1998

       (4) Window On WallStreet Inc. Notes to Unaudited Consolidated Interim Financial Statements

(B)    UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

       (1)    Pro Forma Combined Balance Sheet as of September 30, 1999

       (2) Pro Forma Combined Statements of Operations for the nine months ended September 30, 1999 and 1998

       (3) Pro Forma Combined Statements of Operations for the years ended December 31, 1998, 1997 and 1996

(C)  EXHIBITS

     EXHIBIT
     NUMBER   DESCRIPTION
     ------   -----------
     2.1      Agreement and Plan of Merger, dated as of October 25, 1999, by and among Omega Research, Inc., WOW Acquisition Corporation and Window on WallStreet Inc., together with the following exhibits thereto:
              (i) Articles of Merger; (ii) Form of Company Affiliate Agreement;
              (iii) Form of Agreement Regarding Employment; (iv) Form of
              Shareholder Non-Competition and Non-Disclosure Agreement; (v) Form of Stock Option Agreement (All Employees); (vi) Form of Stock
              Option Agreement (Jennings and Black); (vii) Form of Investment
              Acknowledgment Agreement; (viii) Registration Rights Agreement;
              and (ix) Opinion Letter Matters *

     23.1     Consent of PricewaterhouseCoopers LLP, Independent Accountants **
________________________________________________________________________________

* Previously filed as part of the Report.

**  Filed herewith.

WINDOW ON WALLSTREET INC.

FINANCIAL STATEMENT INDEX
________________________________________________________________________________
                                                                         PAGE
Report of Independent Accountants                                          6

Consolidated Financial Statements:

     Consolidated Balance Sheets                                           7

     Consolidated Statements of Operations and Accumulated Deficit         8

     Consolidated Statements of Cash Flows                                 9

Notes to Consolidated Financial Statements                                10

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Window on WallStreet Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and accumulated deficit and of cash flows present fairly, in all material respects, the financial position of Window on WallStreet Inc. and its subsidiary at December 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
September 10, 1999, except as to Note 10, which is as of October 21, 1999

WINDOW ON WALLSTREET INC.

CONSOLIDATED BALANCE SHEETS
________________________________________________________________________________

                                                           As of December 31,
                                                     --------------------------
                                                        1998           1997
                                                     -----------    -----------
ASSETS

Current assets:
   Cash                                              $   123,385    $   452,533
   Restricted cash                                        89,406         50,877
   Accounts receivable                                   413,226        566,779
   Prepaid expense                                         4,167          7,523
   Inventory                                             151,406        269,047
                                                     -----------    -----------
        Total current assets                             781,590      1,346,759

Property and equipment, net                              349,907        314,059

Other assets                                                 822         22,741
                                                     -----------    -----------
        Total assets                                 $ 1,132,319    $ 1,683,559
                                                     ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
   Accounts payable                                  $   404,607    $   392,968
   Notes payable                                         600,000             --
   Accrued expenses                                      208,988        109,301
   Deferred revenue                                      275,098         31,235
                                                     -----------    -----------
        Total current liabilities                      1,488,693        533,504

Long-term liabilities                                  2,640,925      2,365,260
                                                     -----------    -----------
Stockholders' equity (deficit):
   Common stock - authorized, 50,000,000 shares
     of no par value; issued and outstanding,
     8,283,265 shares and 7,858,265,
     respectively                                          1,000          1,000
   Additional paid-in capital                            754,896        152,896
   Accumulated deficit                                (1,150,633)      (364,242)
   Net loss                                           (2,384,094)      (786,391)

   Less treasury stock at cost, 179,404 shares          (218,468)      (218,468)
                                                     -----------    -----------
        Accumulated deficit                           (2,997,299)    (1,215,205)
                                                     -----------    -----------
         Total liabilities and accumulated deficit   $ 1,132,319    $ 1,683,559
                                                     ===========    ===========

   The accompanying notes are an integral part of these financial statements.

WINDOW ON WALLSTREET INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
________________________________________________________________________________

                                                For the Year Ended
                                                    December 31,
                                             --------------------------
                                                1998           1997
                                             -----------    -----------
Net sales                                    $ 3,494,248    $ 3,724,174
Cost of sales                                    696,367        839,284
                                             -----------    -----------
        Gross profit                           2,797,881      2,884,890

Operating expenses:
   Marketing                                   1,191,863        944,827
   Research and development                      683,671        465,324
   General and administrative expenses         2,410,465      2,045,182
                                             -----------    -----------
        Total operating expenses               4,285,999      3,455,333
                                             -----------    -----------
Loss from operations                          (1,488,118)      (570,443)
                                             -----------    -----------
Other income (expense):
   Interest expense                             (907,196)      (265,469)
   Interest and other income                      11,220         49,521
                                             -----------    -----------
        Total other expense                     (895,976)      (215,948)
                                             -----------    -----------
Net loss                                      (2,384,094)      (786,391)

Accumulated deficit at beginning of period    (1,150,633)      (364,242)
                                             -----------    -----------
Accumulated deficit at end of period         $(3,534,727)   $(1,150,633)
                                             ===========    ===========

   The accompanying notes are an integral part of these financial statements.

WINDOW ON WALLSTREET INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
________________________________________________________________________________

                                                                       For the Year Ended
                                                                           December 31,
                                                                   --------------------------
                                                                       1998           1997
                                                                   -----------    -----------
Cash flows from operating activities:
   Net loss                                                        $(2,384,094)   $  (786,391)
   Adjustments to reconcile net loss to net cash
    used in operating activities:
        Depreciation and amortization                                  130,423         90,348
        Amortization of warrants on loan                               145,915         19,915
        Stock issued in conjunction with loan                          476,000             --
   Changes in assets and liabilities:
        (Increase) decrease in accounts receivable                     153,551        (11,095)
        (Increase) decrease in prepaid expenses and other assets         3,356           (629)
        (Increase) decrease in inventory                               117,641       (221,428)
        Increase in accounts payable                                    11,639        305,913
        Increase in deferred revenue                                   243,863             --
        Increase in accrued expenses                                    99,687        112,026
                                                                   -----------    -----------
           Net cash used in operating activities                    (1,002,019)      (491,341)
                                                                   -----------    -----------
Cash flows from investing activities:
   Purchases of property and equipment                                (144,350)      (182,102)
   Payments for software development costs                                  --        (19,336)
                                                                   -----------    -----------
           Net cash used in investing activities                      (144,350)      (201,439)
                                                                   -----------    -----------
Cash flows from financing activities:
   Proceeds from (payments on) short-term borrowings                   600,000         (1,594)
   Proceeds from long-term borrowing                                   255,750        238,712
   Proceeds from issuance of warrants                                       --          3,222
                                                                   -----------    -----------
           Net cash provided by financing activities                   855,750        240,340
                                                                   -----------    -----------
Net decrease in cash                                                  (290,619)      (452,439)

Cash at beginning of year                                              503,410        955,849
                                                                   -----------    -----------
Cash at end of year                                                $   212,791    $   503,410
                                                                   ===========    ===========

   The accompanying notes are an integral part of these financial statements.

WINDOW ON WALLSTREET INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________

1.     SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

       DESCRIPTION OF BUSINESS

       Window on WallStreet Inc. (the "Company"), a Texas corporation, develops and markets WINDOWS -- based Internet Financial Solutions and Financial Market data. The Company is a provider of integrated financial solutions, applications and services to consumers, private investors, the financial community and corporate enterprise markets. The Company's products are used to track, analyze, research, and manage securities and market indices, as well as portfolios of securities.

       The Company's subsidiary, Direct XChange Securities, Inc. ("DXSI"), was incorporated on February 28, 1997 in the state of Texas. DXSI is registered as a broker-dealer with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, Inc. DXSI did not have significant operations during 1998 and 1997, but expects to be engaged in the securities broker-dealer industry serving customers throughout the United States and plans to clear equity securities trades through a correspondent broker-dealer.

       REVENUE RECOGNITION

       The Company derives its revenues from the sales of software products to individuals or to professional brokers either through distributors or direct sales via the internet or telephone.

       Revenue also consists of sales of software products to retail establishments through various distributors. The Company also had significant revenue sharing and royalties associated with joint marketing arrangements.

       Revenue is recognized upon shipment, with provisions made for anticipated returns. The accrual for product returns at December 31, 1998 and 1997 is $196,525 and $46,838, respectively. The Company also provides real-time Data Feed of current and historical information via the internet through the Financial Data Cast Network ("FDCN"). Revenue is recognized on a monthly basis as the service is provided. Payments received in advance of service is deferred and reconciled on a monthly basis as the services are provided.

       CASH AND CASH EQUIVALENTS

       For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

       Restricted cash represents amounts held by DXSI and is legally restricted by a Clearing Account Agreement between DXSI and a clearing broker-dealer that meets all requirements of the Securities Exchange Commission. The agreement provides for a minimum balance to be maintained in the clearing deposit account of $50,000.

WINDOW ON WALLSTREET INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________

       The Company maintains its cash balances in two financial institutions which are insured either by the Federal Deposit Insurance Corporation or by the Security Investor Protection Corporation up to $100,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

       ACCOUNTS RECEIVABLE

       Accounts receivable consist primarily of amounts due from distributors, direct sales via the Internet and recurring monthly revenue from the FDCN. The Company considers the majority of accounts receivable to be collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations in the period that such determination is made.

       INVENTORY

       The costs incurred for duplicating the computer software and documentation from the product masters and for physically packaging the products for distribution are capitalized as inventory and charged to cost of sales when revenue from the sale of those units is recognized. Inventories are carried at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.

       Contracts with distributors allow for the return of products under stock balancing arrangements, which returns are estimated and provided for in the financial statements.

       RESEARCH AND DEVELOPMENT, INCLUDING SOFTWARE DEVELOPMENT COSTS

       Research and development costs are expensed when incurred.

       The Company capitalizes software development costs in accordance with the Statement of Financial Accounting Standards No. 86, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED, OR OTHERWISE MARKETED (FAS
       86). Software development costs incurred prior to establishing technological feasibility are charged to operations as research and development expense. Software development costs incurred after establishing technological feasibility are capitalized and amortized on a product-by-product basis when the product is available for general release to customers.

       Annual amortization, charged to cost of sales, is the greater of the amount computed using the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues for that product, or the straight-line method over the remaining estimated economic life of the product. Total computer software development costs capitalized in fiscal 1998 and 1997 were $0 and $33,701, respectively. Total costs amortized and charged to operations in fiscal 1998 and 1997 were $21,847 and $11,854, respectively.

WINDOW ON WALLSTREET INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________

       INCOME TAXES

       The Company computes and presents income taxes pursuant to Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES (FAS
       109). FAS 109 uses an asset and liability approach to account for income taxes, wherein deferred taxes are provided for book and tax basis differences for assets and liabilities. In the event differences between the financial reporting basis and the tax basis of the Company's assets and liabilities result in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such assets is required. A valuation allowance is provided for a portion or all of the deferred tax assets when there is sufficient uncertainty regarding the Company's ability to recognize the benefits of the assets in future years.

       PROPERTY AND EQUIPMENT

       Property and equipment are stated at cost. Depreciation is calculated principally on the straight-line method over the estimated useful lives of the related assets which range from three to seven years.

       USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       FAIR VALUES OF FINANCIAL INSTRUMENTS

       Fair values of financial instruments are estimated to approximate the related book values based on market information available to the Company.

2.     ACCOUNTS RECEIVABLE

       Accounts receivable at December 31, 1998 and 1997 consist primarily of the following:
                                                  1998             1997
                                                --------         --------
       Distributors                             $207,836         $492,889
       Direct Sales                              138,864               --
       Other                                      66,526           73,890
                                                --------         --------
                                                $413,226         $566,779
                                                ========         ========

WINDOW ON WALLSTREET INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________

3.     INCOME TAXES

       The components of the provision for income taxes are as follows:

                                                              Federal
                                                         ----------------
                                                         1998        1997
                                                         ----        ----

       Current provision/(benefit)                       $ --        $ --
       Deferred provision/(benefit)                        --          --
                                                         ----        ----
                                                         $ --        $ --
                                                         ====        ====

       Deferred taxes are provided for those items reported in different periods for income tax and financial reporting purposes. The tax effects of temporary differences that give rise to significant portions of the deferred tax assets are presented below:
                                                  1998           1997
                                              -----------    -----------
       Deferred tax assets:
          Net operating loss carryforward     $   961,213    $   343,991
          Price protection reserve                  4,665         16,393
          Accrued vacation                         15,002         11,741
          Accrued professional fees                 5,250             --
          Tax credit carryforward                 102,528         73,323
                                              -----------    -----------
             Gross deferred tax assets          1,088,668        445,448
                                              -----------    -----------

       Deferred tax liabilities:
          Depreciation                            (32,047)       (26,717)
                                              -----------    -----------
             Gross deferred tax liabilities       (32,047)       (26,717)
                                              -----------    -----------
          Net deferred tax asset                1,056,621        418,731
          Valuation allowance                  (1,056,621)      (418,731)
                                              -----------    -----------
             Net deferred tax asset           $        --    $        --
                                              ===========    ===========

       Given the Company has experienced losses since its incorporation and has not yet reached a level of profitable operation, a valuation allowance representing 100% of the total deferred tax asset has been established as of December 31, 1998 and 1997.

WINDOW ON WALLSTREET INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________

       The provision for income taxes is different than the amount computed using the applicable statutory federal income tax rate at December 31, with the difference summarized below:
                                                              Federal
                                                        -----------------
                                                          1998     1997
                                                        -------   -------
       Federal tax benefit at statutory rate              (35%)     (35%)
       Permanent differences                            11.86%        4%
       Research and development credits                 (1.11%)      (8%)
       Change in valuation on allowance                 24.25%       39%
                                                        -------   -------
                                                           --        --
                                                        =======   =======

       The Company has available net operating loss carryforwards totaling approximately $2,726,000 which expire beginning in 2012. The Company also has tax credit carryforwards totaling approximately $102,000 which begin to expire in 2012. Future utilization of net operating loss and tax credits may be limited if the Company experiences an ownership change.

       The Company maintains a September 30 year-end for tax filing purposes.

4.     PROPERTY AND EQUIPMENT

       Major classifications of property and equipment at December 31 are as follows:
                                                   1998           1997
                                                ---------      ---------
       Computers and equipment                  $ 546,780      $ 409,997
       Furniture and fixtures                      34,973         32,696
       Leasehold improvements                      21,566         16,274
                                                ---------      ---------
                                                  603,319        458,967
       Less: accumulated depreciation            (253,412)      (144,908)
                                                ---------      ---------
                                                $ 349,907      $ 314,059
                                                =========      =========


       Depreciation expense charged to operations for the years ended December 31, 1998 and 1997 was $108,504 and $78,284 respectively.

WINDOW ON WALLSTREET INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________

5.     NOTES PAYABLE TO RELATED PARTIES

       SHORT-TERM DEBT

                                                                            1998        1997
                                                                          --------     ------
       Short-term debt consists of the following at December 31:
       Note payable to Red Oak Capital dated June 11, 1998,
       collateralized by all company assets including cash, accounts receivables, inventories, equipment, and intangibles, bearing
       interest at 10%, due December 31, 1998                             $495,000     $    --

       Note payable to individual dated June 11, 1998, collateralized by all company assets including cash, accounts receivable, inventories, equipment, and intangibles, bearing interest
       at 10%, due December 31, 1998                                         5,000          --

       Note payable to Red Oak Capital dated December 23, 1998,
       collateralized by all company assets including cash,
       accounts receivable, inventories, equipment, and intangibles,
       bearing interest at 10%, due February 28, 1999                      100,000          --
                                                                          --------     -------
                                                                          $600,000     $    --
                                                                          ========     =======

       The above notes dated June 11, 1998 were issued along with detachable warrants which entitle the holder to purchase 425,000 shares of the Company's common stock, no par value, at $2.48 per share. Furthermore, the debt agreement provided for the conversion of all warrants into shares of the Company's common stock at zero cost to the holder of the note if the notes are not paid as of December 31, 1998. As the notes were not paid as of December 31, 1998, under the terms of the note, the holder converted 425,000 warrants into shares of the Company's common stock at zero cost. Accordingly, a charge reflected in interest expense was recorded by the Company at December 31, 1998 in the amount of $476,000.

WINDOW ON WALLSTREET INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________

       LONG-TERM DEBT

       Long-term debt consists of the following as of December 31:

                                                                            1998           1997
                                                                         ----------     ----------
       Notes payable to Red Oak Capital dated August 14, 1996,
       collateralized by all company assets including cash, accounts receivables, inventories, equipment, and intangibles, bearing interest at 10%, payable at various dates beginning
       September, 2000 net of unamortized discount of $52,035
       in 1998 and $71,857 in 1997.  Amounts includes accrued
       interest recharacterized as notes payable                         $2,631,167     $2,355,594

       Note payable to individual dated August 14, 1996,
       collateralized by all company assets including cash,
       accounts receivable, inventories, equipment, and
       intangibles, bearing interest at 10%, payable at various
       dates beginning September, 2000 unamortized discount
       of $242 in 1998 and $334 in 1997.  Amount includes
       accrued interest recharacterized as notes payable                      9,758          9,666
                                                                         ----------     ----------
                                                                         $2,640,925     $2,365,260
                                                                         ==========     ==========

6.     OTHER CURRENT LIABILITIES

       At December 31, 1998 and 1997, other current liabilities consisted of the following:
                                                   1998         1997
                                               --------     --------
       Accrued marketing expenses              $ 81,899     $ 56,838
       Accrued salaries and payroll taxes       112,665       33,546
       Accrued professional fees and other       14,424       18,917
                                               --------     --------
                                               $208,988     $109,301
                                               ========     ========
7.     STOCK OPTIONS

       The Company adopted the Window on WallStreet Inc. Long-Term Incentive Plan ("Plan"), under which 2,000,000 shares of the Company's common stock are reserved for issuance to officers, key employees and consultants of the Company. The objectives of the Plan are to attract and retain qualified personnel for positions of substantial responsibility, and to provide additional incentives to employees to promote the success of the Company's business. Options granted under the Plan may be incentive or nonqualified stock options. The Plan also authorized the Company to grant other forms of long-term compensation to qualified individuals including stock appreciation rights, restrictive stock awards, performance share awards or stock value equivalent awards. The Plan is administered by the board of directors of the Company. Options are granted at the discretion of the board of directors at option prices not less than fair market value of the underlying common stock, as determined by the board of directors, at the date of grant.

WINDOW ON WALLSTREET INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________

       The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCKED-BASED COMPENSATION (FAS 123). The information set forth below represents pro forma net loss as if the Company had accounted for its employee stock options under the fair value method as prescribed by FAS 123.

       The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 1998 and 1997: no dividend yield, expected volatility of 0%, a risk-free interest rate of 6% and an expected life of ten years for each nonqualified stock option.

       For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting periods. The pro forma information for the Company is as follows:

                                    For the Year Ended
                                       December 31,
                                -------------------------
                                   1998           1997
                                ----------     ----------
       Net loss as reported     $2,630,594     $  786,391
       Pro forma net loss        2,651,685        799,578

       Stock options activity is summarized as follows:

                                            Nonqualified Stock Options
                                            --------------------------
                                           Number of      Exercise
                                            Shares        Price Range
                                            -------      -------------
       Balance as of December 31, 1996      496,747      $0.10 - $1.70
          Granted                           111,000               1.70
          Exercised                              --                 --
          Canceled                          (60,000)              1.70
                                            -------      -------------
       Balance at December 31, 1997         547,747      $0.10 - $1.70
          Granted                           218,100               1.70
          Exercised                              --                 --
          Canceled                          (44,000)              1.70
                                            -------      -------------
       Balance at December 31, 1998         721,847      $0.10 - $1.70
                                            =======      =============

WINDOW ON WALLSTREET INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________

       The following table summarizes information about stock options outstanding and available under the Plan at December 31, 1998 and 1997:

                                                                       1998                                        1997
                                                      -------------------------------------           ------------------------------
                                                       Outstanding             Exercisable             Outstanding      Exercisable
                                                      -------------           -------------           -------------    -------------
Number of options                                           721,847                 458,825                 547,747          304,237
Range of exercise price                               $0.10 - $1.70           $0.10 - $1.70           $0.10 - $1.70    $0.10 - $1.70
Weighted average
        continuing contractual life in years                     10                     7.9                      10              8.1
Weighted average exercise price                       $        0.86           $        0.44           $        0.59    $        0.33

8.     LEASE COMMITMENTS

       The Company leases certain assets under noncancelable, operating leases and has the following commitment. Future minimum lease payments required under these leases as of December 31, 1998:

          Year Ending
          December 31,
          ------------
            1999                         $180,137
            2000                           57,540
            2001                           13,337
            2002                            3,201
            2003                               --
                                         --------
       Total minimum lease payments      $254,215
                                         ========

       Rent expense was $109,641 and $86,826 during the years ended December 31, 1998 and 1997, respectively.

9.     RELATED PARTY TRANSACTIONS

       The Company purchases most of its computer equipment from a computer wholesaler owned and operated by one of the Company's shareholders. Payments to this shareholder for computer equipment totaled $73,045 and $62,225 for the years ended December 31, 1998 and 1997, respectively.

       On August 14, 1996, the Company issued 10% Senior Secured Notes due August 14, 2001 in the aggregate principal amount of $2,167,000, including warrants entitling the holders to purchase 1,284,820 shares of the Company's no par common stock at an exercise price of $0.0025 per share. Holders of the notes are related parties.

WINDOW ON WALLSTREET INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________

       On June 11, 1998, the Company issued 10% Senior Secured Notes due December 31, 1998 in the aggregate principal amount of $500,000, including warrants entitling the holders to purchase 425,000 shares of the Company's no par common stock at an exercise price of $2.48 per share. Furthermore, the debt agreement provided for the conversion of all warrants into shares of the Company's common stock at zero cost to the holder of the note if the notes are not paid as of December 31, 1998. Holders of the notes are related parties.

       On December 23, 1998, the Company issued a 10% Senior Secured Note due February 28, 1999 in the aggregate principal amount of $100,000, including a stock grant entitling the holder to 120,000 shares of the Company's no par common stock at zero cost as of December 31, 1998. The holder of the note is a related party.

       Total interest expenses for the year ended December 31, 1998 and 1997 was $907,196 and $265,469, respectively.

       As mentioned above, the holder of the 10% senior secured note due December 31, 1998 converted 425,000 warrants into shares of the Company's common stock at no cost. As a result the Company recorded a charge for the issuance of these shares at the fair value of the Company's common stock at the date of conversion in the amount of $476,000.

10.    SUBSEQUENT EVENTS

       On April 13, 1999 the Company signed a Second Additional Securities Purchase Agreement with the holders of the notes in footnote 9 of these financial statements. The Agreement consolidated all existing debt agreements of the Company into one note agreement in the principal amount of $3,868,954. This Agreement bears interest at 10% and is due September 2001. The holder of this note is a related party.

       Management of the Company is expecting to sign a combination agreement to merge with Omega Research, Inc. ("Omega") in October 1999. This transaction is structured to be accounted for as a pooling of interests and is subject to approval by the stockholders of each Company. Under the terms of the agreement, shareholders of the Company will receive 2,000,000 shares of Omega common stock for all of the outstanding shares of the Company's common stock. These financial statements reflect no adjustments for the pending transaction.

WINDOW ON WALLSTREET INC.

UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS - INDEX
________________________________________________________________________________
                                                                         Page
                                                                         ----
Consolidated Balance Sheets as of September 30, 1999 and
  December 31, 1998 ..................................................    21

Consolidated Statements of Operations and Accumulated
  Deficit for the nine months ended September 30, 1999 and 1998 ......    22

Consolidated Statements of Cash Flows for the nine months
  ended September 30, 1999 and 1998 ..................................    23

Notes to Unaudited Consolidated Interim Financial Statements .........    24

WINDOW ON WALLSTREET INC.

CONSOLIDATED BALANCE SHEETS
________________________________________________________________________________

                                                                                   As of
                                                                        ----------------------------
                                                                       September 30,    December 31,
                                                                           1999             1998
                                                                        -----------      -----------
                                                                        (unaudited)
ASSETS

Current assets:
   Cash                                                                 $   136,893      $   123,385
   Restricted cash                                                           50,165           89,406
   Accounts receivable                                                      115,916          413,226
   Prepaid expense                                                           23,409            4,167
   Inventory                                                                  9,897          151,406
                                                                        -----------      -----------
        Total current assets                                                336,280          781,590

Property and equipment, net                                                 257,640          349,907

Other assets                                                                  1,114              822
                                                                        -----------      -----------
        Total assets                                                    $   595,034      $ 1,132,319
                                                                        -----------      -----------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
   Accounts payable                                                     $   197,439      $   404,607
   Notes payable                                                                 --          600,000
   Accrued expenses                                                       1,363,069          208,988
   Deferred revenue                                                         379,178          275,098
                                                                        -----------      -----------
        Total current liabilities                                         1,939,686        1,488,693

Long-term liabilities                                                     4,056,347        2,640,925
                                                                        -----------      -----------
Stockholders' equity (deficit):
   Common stock - authorized, 50,000,000 shares of no
     par value; issued and outstanding, 9,404,203 shares
     and 8,283,265, respectively                                              1,000            1,000
   Additional paid-in capital                                             2,010,347          754,896
   Accumulated deficit                                                   (3,534,727)      (1,150,633)
   Net loss                                                              (3,659,151)      (2,384,094)

   Less treasury stock at cost, 179,404 shares                             (218,468)        (218,468)
                                                                        -----------      -----------
        Accumulated deficit                                              (5,400,999)      (2,997,299)
                                                                        -----------      -----------
          Total liabilities and accumulated deficit                     $   595,034      $ 1,132,319
                                                                        ===========      ===========

   The accompanying notes are an integral part of these financial statements.

WINDOW ON WALLSTREET INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
________________________________________________________________________________

                                                 For the Nine Months Ended
                                                       September 30,
                                            ---------------------------------
                                                1999                  1998
                                            -----------           -----------
Net sales                                   $ 2,331,531           $ 2,023,771
Cost of sales                                 1,085,916               372,200
                                            -----------           -----------
        Gross profit                          1,245,615             1,651,571

Operating expenses:
   Marketing                                    806,647               906,150
   Research and development                     403,268               515,740
   General and administrative expenses        2,139,405             1,686,421
                                            -----------           -----------
        Total operating expenses              3,349,320             3,108,311
                                            -----------           -----------
Loss from operations                         (2,103,705)           (1,456,740)
                                            -----------           -----------
Other income (expense):
   Interest expense                          (1,578,915)             (258,798)
   Interest and other income                     23,469                10,545
                                            -----------           -----------
        Total other expense                  (1,555,446)             (248,253)
                                            -----------           -----------
Net loss                                     (3,659,151)           (1,704,993)

Accumulated deficit at beginning of period   (3,534,727)           (1,150,633)
                                            -----------           -----------
Accumulated deficit at end of period        $(7,193,878)          $(2,855,626)
                                            ===========           ===========

   The accompanying notes are an integral part of these financial statements.

WINDOW ON WALLSTREET INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
________________________________________________________________________________

                                                           For the Nine Months Ended
                                                               September 30,
                                                         ----------------------------
                                                             1999             1998
                                                         -----------      -----------
Cash flows from operating activities:
   Net loss                                              $(3,659,151)     $(1,704,993)
   Adjustments to reconcile net loss to net cash
    used in operating activities:
        Depreciation and amortization                         87,224           95,505
        Amortization of warrants on loan                      22,300           77,936
        Stock issued in conjunction with loans             1,255,451               --
        Provision for doubtful accounts                      144,857               --
        Write-off of software                                 19,648               --
   (Increase) decrease in:
        Accounts receivable                                  152,453         (148,012)
        Prepaid expenses and other assets                    (19,534)         (14,073)
        Inventory                                            141,509           22,973
   Increase (decrease) in:
        Accounts payable                                    (207,168)          (8,732)
        Accrued expenses                                   1,154,081          475,915
        Deferred revenue                                     104,080          559,646
                                                         -----------      -----------
           Net cash used in operating activities            (804,250)        (643,835)
                                                         -----------      -----------
Cash flows from investing activities:
   Purchases of property and equipment                       (14,605)        (113,158)
                                                         -----------      -----------
Cash flows from financing activities:
   Proceeds from short-term borrowings                            --          500,000
   Proceeds from long-term borrowing                         793,122          154,475
                                                         -----------      -----------
           Net cash provided by financing activities         793,122          654,475
                                                         -----------      -----------
Net decrease in cash                                         (25,733)        (102,518)

Cash at beginning of period                                  212,791          503,410
                                                         -----------      -----------
Cash at end of period                                    $   187,058      $   400,892
                                                         ===========      ===========

   The accompanying notes are an integral part of these financial statements.

WINDOW ON WALLSTREET INC.

NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
________________________________________________________________________________

    The accompanying unaudited consolidated interim financial statements should be read in conjunction with the Consolidated Financial Statements and Notes to Consolidated Financial Statements included in Window On WallStreet's Consolidated Financial Statements for the years ended December 31, 1998 and 1997. In the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position as of September 30, 1999, the results of operations for the nine months ended September 30, 1999 and 1998 and cash flows for the nine months ended September 30, 1999 and 1998 have been made. The results of operations and cash flows for an interim period are not necessarily indicative of the results of operations or cash flows which may be reported for the year or for any subsequent period.

1.     NOTES PAYABLE TO RELATED PARTIES

    SHORT-TERM DEBT

    Short-term debt consists of the following as of September 30, 1999 and December 31, 1998:

                                                                          1999       1998
                                                                          ----     --------
       Note payable to Red Oak Capital dated June 11, 1998,
       collateralized by all company assets including cash, accounts receivables, inventories, equipment, and intangibles, bearing
       interest at 10%, due December 31, 1998                             $ --     $495,000

       Note payable to individual dated June 11, 1998, collateralized by all company assets including cash, accounts receivable, inventories, equipment, and intangibles, bearing interest
       at 10%, due December 31, 1998                                        --        5,000

       Note payable to Red Oak Capital dated December 23, 1998,
       collateralized by all company assets including cash,
       accounts receivable, inventories, equipment, and intangibles,
       bearing interest at 10%, due February 28, 1999                       --      100,000
                                                                          ----     --------
                                                                          $ --     $600,000
                                                                          ====     ========

    The above notes dated June 11, 1998 were issued along with detachable warrants which entitle each holder to purchase 425,000 shares of the Company's common stock, no par value, at $2.48 per share. Furthermore, the debt agreement provided for the conversion of all warrants into shares of the Company's common stock at zero cost to each holder of the notes if the notes are not paid as of December 31, 1998. As the notes were not paid as of December 31, 1998, under the terms of the note, the holders converted 425,000 warrants into shares of the Company's common stock at zero cost. Accordingly, a charge reflected in interest expense was recorded by the Company at December 31, 1998 in the amount of $476,000.

    Furthermore, as the above notes dated June 11, 1998 were not paid through the end of March 1999, the Company issued 75,000 shares of the Company's common stock, no par value, at zero cost, in accordance with the agreement. In addition, in accordance with the terms of the above note dated December 23, 1998, the Company issued 120,000 shares of the Company's common stock, no par value, at zero cost, to the holder of the note. Accordingly, a charge reflected in interest expense was recorded by the Company through September 30, 1999 in the aggregate amount of approximately $218,000.

    See below for discussion of consolidation of the above referenced notes.

WINDOW ON WALLSTREET INC.

NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
________________________________________________________________________________

    LONG-TERM DEBT

    Long-term debt consists of the following as of September 30, 1999 and December 31, 1998:

                                                                            1999           1998
                                                                         ----------     ----------
       Notes payable to Red Oak Capital dated April 13, 1999
       collateralized by all company assets including cash, accounts receivables, inventories, equipment, and intangibles, bearing interest at 10%, payable at various dates beginning
       April 30, 1999.  Amounts include accrued interest
       recharacterized as notes payable                                  $4,037,708     $       --

       Notes payable to individual dated April 13, 1999
       collateralized by all company assets including cash, accounts receivables, inventories, equipment, and intangibles, bearing interest at 10%, payable at various dates beginning
       April 30, 1999.  Amounts include accrued interest
       recharacterized as notes payable                                      18,639             --

       Notes payable to Red Oak Capital dated August 14, 1996,
       collateralized by all company assets including cash, accounts receivables, inventories, equipment, and intangibles, bearing interest at 10%, payable at various dates beginning
       September, 2000 net of unamortized discount of $52,035
       in 1998.  Amounts includes accrued interest                               --      2,631,167
       recharacterized as notes payable

       Note payable to individual dated August 14, 1996,
       collateralized by all company assets including cash,
       accounts receivable, inventories, equipment, and
       intangibles, bearing interest at 10%, payable at various
       dates beginning September, 2000 unamortized discount
       of $242 in 1998.  Amount includes accrued interest
       recharacterized as notes payable                                          --          9,758
                                                                         ----------     ----------
                                                                         $4,056,347     $2,640,925
                                                                         ==========     ==========

    On April 13, 1999 the Company signed a Second Additional Securities Purchase Agreement ("New Senior Notes") with the holders of the notes discussed above. The Agreement consolidated all existing debt agreements of the Company into two notes in the aggregate principal amount of $3,868,954.

    The New Senior Notes accrue interest of 10% per annum in cash plus one fully paid and non-assessable share of Company Common Stock, no par value, for each $45.26 of principal amount outstanding (rounded up

WINDOW ON WALLSTREET INC.

NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
________________________________________________________________________________

to the nearest share) at the end of each month and are due September 2001. The holders of these notes are related parties.

    As part of the refinancing of debt, the Company issued 400,000 shares of the Company's common stock, no par value at zero cost. In addition, during the first nine months of 1999, the Company issued 525,938 shares of the Company's common stock to the holders of the New Senior Notes. Accordingly, the Company recorded additional charges reflected in interest expense of $448,000 for the financing fee and $589,000 for the common stock component of interest expense.

2.  SUBSEQUENT EVENTS

    Effective October 26, 1999, the Company was acquired by Omega Research, Inc. ("Omega") pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of October 25, 1999. The Merger qualified as a tax-free reorganization under the Internal Revenue Code and as a pooling of interests for financial accounting purposes. In consideration of the Merger, the shareholders of the Company received an aggregate of 1,999,995 shares (collectively, the "Shares") of the common stock, $.01 par value, of Omega ("Omega Common Stock") in exchange for the cancellation of all of the outstanding shares of capital stock of Window on WallStreet.

    In addition, upon closing of the Merger, the merged company repaid in accordance with its terms the indebtedness (including accrued and unpaid interest) of Window on WallStreet owed to two of its shareholders in the approximate aggregate amount of $4,085,000.

                              OMEGA RESEARCH, INC.
                   UNAUDITED PRO FORMA COMBINED FINANCIAL DATA
                                      INDEX
                                                                            Page
                                                                            ----
Introduction to Unaudited Pro Forma Combined Financial Data ............     28
Pro Forma Combined Balance Sheet as of September 30, 1999 ..............     29
Pro Forma Combined Statement of Operations for the nine months
  ended September 30, 1999 .............................................     30
Pro Forma Combined Statement of Operations for the nine months
  ended September 30, 1998 .............................................     31
Pro Forma Combined Statement of Operations for the year ended
  December 31, 1998 ....................................................     32
Pro Forma Combined Statement of Operations for the year ended
  December 31, 1997 ....................................................     33
Pro Forma Combined Statement of Operations for the year ended
  December 31, 1996 ....................................................     34

                              OMEGA RESEARCH, INC.
           INRODUCTION TO UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

     Effective October 26, 1999, Omega Research, Inc. acquired by merger privately held Window On WallStreet Inc. ("Window On WallStreet"), an Internet-based provider of streaming real-time and historical quotes and a developer of on-line investment analysis tools. Under the terms of the merger agreement, Window On WallStreet shareholders received 1,999,995 newly issued shares of Omega Research, Inc.'s common stock for all of the issued and outstanding shares of Window On WallStreet's common stock. In addition, the Company (i) repaid in accordance with its terms approximately $4.1 million of debt and related accrued interest and (ii) assumed all outstanding stock options to purchase Window On WallStreet common stock which, based on an exchange ratio of 0.210974, are exercisable for an aggregate of 182,529 shares of Omega Research's common stock. Following the merger, which is being accounted for as a pooling of interests, Window On WallStreet shareholders own approximately 8.2 percent of Omega Research's outstanding common stock.

     It is anticipated that nonrecurring merger expenses in the amount of approximately $1.3 million will be incurred in connection with the merger. Such expenses are not reflected in the Pro Forma Combined Statements of Operations.

     The following tables set forth certain unaudited pro forma combined financial information for Omega Research, Inc. after giving effect to the merger with Window on WallStreet as if it had been consummated, with respect to statement of operations data, at the beginning of the periods presented, or, with respect to the balance sheet data, as of the date presented. The tables reflect the merger being accounted for as a pooling of interests. Omega Research, Inc.'s historical and quarterly financial information included herein has been derived from its respective historical and quarterly financial statements which have not been restated for the effect of the merger with Window On WallStreet. The pro forma combined financial information has been prepared for comparative purposes only and does not purport to indicate what necessarily would have occurred had the entities merged at the beginning of the periods presented, or what results may be in the future.

                              OMEGA RESEARCH, INC.
                        PRO FORMA COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1999

                                                                                                                        Omega
                                                                 Omega                                                Research
                                                               Research         Window on        Pro Forma            Pro Forma
                                                              As Reported       WallStreet      Adjustments           Combined
                                                              -----------       ----------       ---------           -----------
ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                                 $ 6,697,071       $  136,893       $       -           $ 6,833,964
    Restricted cash                                                   -             50,165               -                50,165
    Marketable securities                                       4,473,143              -                 -             4,473,143
    Accounts receivable, net                                   13,666,315          115,916               -            13,782,231
    Inventory                                                      86,001            9,897               -                95,898
    Other current assets                                          864,739           23,409               -               888,148
    Deferred income taxes                                       8,279,000              -                 -             8,279,000
                                                              -----------       ----------       ---------           -----------
         Total current assets                                  34,066,269          336,280               -            34,402,549
                                                              -----------       ----------       ---------           -----------
PROPERTY, PLANT & EQUIPMENT, net                                2,138,096          257,640               -             2,395,736
OTHER ASSETS                                                      413,535            1,114               -               414,649
                                                              -----------       ----------       ---------           -----------
         Total assets                                         $36,617,900       $  595,034       $       -           $37,212,934
                                                              ===========       ==========       =========           ===========
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable                                          $ 1,426,529       $  197,439       $       -           $ 1,623,968
    Accrued expenses                                            1,289,296        1,363,069               -             2,652,365
    Deferred revenue                                            1,390,375          379,178               -             1,769,553
                                                              -----------       ----------       ---------           -----------
         Total current liabilities                              4,106,200        1,939,686               -             6,045,886
                                                              -----------       ----------       ---------           -----------
LONG TERM DEBT                                                        -          4,056,347               -             4,056,347
                                                              -----------       ----------       ---------           -----------
         Total liabilities                                      4,106,200        5,996,033               -            10,102,233
                                                              -----------       ----------       ---------           -----------
SHAREHOLDERS' EQUITY:
    Preferred stock                                                   -                -                 -                     -
    Common stock                                                  224,634            1,000          19,000  (A)          244,634
    Additional paid-in capital                                 24,437,214        2,010,347        (237,468) (A)       26,210,093
    Treasury Stock                                                    -           (218,468)        218,468  (A)                -
    Retained earnings (deficit)                                 7,849,852       (7,193,878)              -               655,974
                                                              -----------       ----------       ---------           -----------
    Total shareholders' equity                                 32,511,700       (5,400,999)              -            27,110,701
                                                              -----------       ----------       ---------           -----------
    Total liabilities & shareholders' equity                  $36,617,900       $  595,034       $       -           $37,212,934
                                                              ===========       ==========       =========           ===========

________________________________________________________________________________
(A) To reflect the common stock issued by Omega Research, Inc. in connection with the merger including the retirement of the Window On WallStreet treasury stock.

                              OMEGA RESEARCH, INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

                                                                                                                   Omega
                                                            Omega                                                 Research
                                                           Research           Window on        Pro Forma          Pro Forma
                                                         As Reported         WallStreet       Adjustments         Combined
                                                         -----------        ------------        -------          -----------
NET REVENUES:
  Licensing fees                                         $25,576,728        $    939,331        $     -          $26,516,059
  Other revenues                                           5,633,784           1,392,200              -            7,025,984
                                                         -----------        ------------        ---------        -----------
    Total net revenues                                    31,210,512           2,331,531              -           33,542,043

 OPERATING EXPENSES:
  Cost of licensing fees and services                      1,397,818           1,085,916              -            2,483,734
  Product development                                      3,301,462             403,268              -            3,704,730
  Sales and marketing                                     12,826,516             806,647              -           13,633,163
  General and administrative expense                       6,790,801           2,139,405              -            8,930,206
                                                         -----------        ------------        ---------        -----------
    Total operating expenses                              24,316,597           4,435,236              -           28,751,833
                                                         -----------        ------------        ---------        -----------
    Income (loss) from operations                          6,893,915          (2,103,705)             -            4,790,210

 OTHER INCOME (EXPENSE), net:
  Interest expense                                               -            (1,578,915)             -           (1,578,915)
  Other income, net                                          321,411              23,469              -              344,880
                                                         -----------        ------------        ---------        -----------
       Total other income (expense), net                     321,411          (1,555,446)             -           (1,234,035)
                                                         -----------        ------------        ---------        -----------
    Income (loss) before income taxes                      7,215,326          (3,659,151)             -            3,556,175
INCOME TAX PROVISION                                       2,721,000                 -                -            2,721,000
                                                         -----------        ------------        ---------        -----------
    Net income (loss)                                    $ 4,494,326        $ (3,659,151)       $     -          $   835,175
                                                         ===========        ============        =========        ===========
  Earnings per share:
    Basic                                                $      0.20                                             $      0.03
                                                         ===========                                             ===========
    Diluted                                              $      0.18                                             $      0.03
                                                         ===========                                             ===========
  Weighted average common stock:
    Basic                                                 22,374,055                            1,999,995 (A)     24,374,050
                                                         ===========                            =========        ===========
    Diluted                                               24,423,913                            2,083,617 (B)     26,507,530
                                                         ===========                            =========        ===========

________________________________________________________________________________
(A) To reflect the conversion of Window on WallStreet's weighted average shares outstanding to shares of Omega Research, Inc.'s common stock in connection with the merger.

(B) To reflect the conversion of Window on WallStreet's weighted average shares outstanding to shares of Omega Research, Inc.'s common stock in connection with the merger, including the dilutive effect of Window on WallStreet's stock options.

                              OMEGA RESEARCH, INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                                                                                                                Omega
                                                          Omega                                                Research
                                                        Research          Window on        Pro Forma           Pro Forma
                                                       As Reported        WallStreet      Adjustments          Combined
                                                       -----------       ------------       -------           -----------
NET REVENUES:
  Licensing fees                                       $16,341,669       $  1,801,881       $     -           $18,143,550
  Other revenues                                         4,810,194            221,890             -             5,032,084
                                                       -----------       ------------       ---------         -----------
    Total net revenues                                  21,151,863          2,023,771             -            23,175,634

 OPERATING EXPENSES:
  Cost of licensing fees and services                    1,282,650            372,200             -             1,654,850
  Product development                                    2,405,400            515,740             -             2,921,140
  Sales and marketing                                   10,791,122            906,150             -            11,697,272
  General and administrative expense                     4,196,995          1,686,421             -             5,883,416
                                                       -----------       ------------       ---------         -----------
    Total operating expenses                            18,676,167          3,480,511             -            22,156,678
                                                       -----------       ------------       ---------         -----------
    Income (loss) from operations                        2,475,696         (1,456,740)            -             1,018,956

 OTHER INCOME (EXPENSE), net:
  Interest expense                                             -             (258,798)            -              (258,798)
  Other income, net                                        349,875             10,545             -               360,420
                                                       -----------       ------------       ---------         -----------
       Total other income (expense), net                   349,875           (248,253)            -               101,622
                                                       -----------       ------------       ---------         -----------
    Income (loss) before income taxes                    2,825,571         (1,704,993)            -             1,120,578

INCOME TAX PROVISION                                       990,500                -               -               990,500
                                                       -----------       ------------       ---------         -----------
    Net income (loss)                                  $ 1,835,071       $ (1,704,993)      $     -           $   130,078
                                                       ===========       ============       =========         ===========
  Earnings per share:
    Basic                                              $      0.08                                            $      0.01
                                                       ===========                                            ===========
    Diluted                                            $      0.08                                            $      0.01
                                                       ===========                                            ===========
  Weighted average common stock:
    Basic                                               22,253,175                          1,999,995 (A)      24,253,170
                                                       ===========                          =========         ===========
    Diluted                                             22,838,260                          2,070,990 (B)      24,909,250
                                                       ===========                          =========         ===========

________________________________________________________________________________

(A) To reflect the conversion of Window on WallStreet's weighted average shares outstanding to shares of Omega Research, Inc.'s common stock in connection with the merger.

(B) To reflect the conversion of Window on WallStreet's weighted average shares outstanding to shares of Omega Research, Inc.'s common stock in connection with the merger, including the dilutive effect of Window on WallStreet's stock options.

                              OMEGA RESEARCH, INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                                                                 Omega
                                                         Omega                                                  Research
                                                        Research          Window on       Pro Forma            Pro Forma
                                                      As Reported        WallStreet      Adjustments            Combined
                                                      -----------        -----------       -------            ------------
NET REVENUES:
  Licensing fees                                      $22,005,324        $ 3,051,774       $     -            $ 25,057,098
  Other revenues                                        6,211,181            442,474             -               6,653,655
                                                      -----------        -----------       ---------          ------------
    Total net revenues                                 28,216,505          3,494,248             -              31,710,753

 OPERATING EXPENSES:
  Cost of licensing fees and services                   1,798,078            696,367             -               2,494,445
  Product development                                   3,318,310            683,671             -               4,001,981
  Sales and marketing                                  14,381,923          1,191,863             -              15,573,786
  General and administrative expense                    6,134,608          2,410,465             -               8,545,073
                                                      -----------        -----------       ---------          ------------
    Total operating expenses                           25,632,919          4,982,366             -              30,615,285
                                                      -----------        -----------       ---------          ------------
    Income (loss) from operations                       2,583,586         (1,488,118)            -               1,095,468

 OTHER INCOME (EXPENSE), net:                                                    -
  Interest expense                                            -             (907,196)            -                (907,196)
  Other income, net                                       423,961             11,220             -                 435,181
                                                      -----------        -----------       ---------          ------------
       Total other income (expense), net                  423,961           (895,976)            -                (472,015)

    Income (loss) before income taxes                   3,007,547         (2,384,094)            -                 623,453

INCOME TAX PROVISION                                    1,052,000                -               -               1,052,000
                                                      -----------        -----------       ---------          ------------
    Net income (loss)                                 $ 1,955,547        $(2,384,094)      $     -            $   (428,547)
                                                      ===========        ===========       =========          ============
  Earnings per share:
    Basic                                             $      0.09                                             $      (0.02)
                                                      ===========                                             ============
    Diluted                                           $      0.09                                             $      (0.02)
                                                      ===========                                             ============
  Weighted average common stock:
    Basic                                              22,255,627                          1,999,995 (A)        24,255,622
                                                      ===========                          =========          ============
    Diluted                                            22,757,913                          1,999,995 (A)        24,255,622 (B)
                                                      ===========                          =========          ============

________________________________________________________________________________

(A) To reflect the conversion of Window on WallStreet's weighted average shares outstanding to shares of Omega Research, Inc.'s common stock in connection with the merger.

(B) Impact of common stock equivalents is antidilutive to the pro forma combined results of operations.

                              OMEGA RESEARCH, INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                                                                        Omega
                                                             Omega                                                     Research
                                                           Research           Window on         Pro Forma             Pro Forma
                                                         As Reported         WallStreet        Adjustments             Combined
                                                         ------------       ------------       -----------           ------------
NET REVENUES:
  Licensing fees                                         $ 24,364,990       $  3,364,559        $      -             $ 27,729,549
  Other revenues                                            4,861,284            359,615               -                5,220,899
                                                         ------------       ------------        ----------           ------------
    Total net revenues                                     29,226,274          3,724,174               -               32,950,448

 OPERATING EXPENSES:
  Cost of licensing fees and services                       1,848,993            839,284               -                2,688,277
  Product development                                       1,890,392            465,324               -                2,355,716
  Sales and marketing                                      11,272,290            944,827               -               12,217,117
  General and administrative expense                        5,420,760          2,045,182               -                7,465,942
                                                         ------------       ------------        ----------           ------------
    Total operating expenses                               20,432,435          4,294,617               -               24,727,052
                                                         ------------       ------------        ----------           ------------
    Income (loss) from operations                           8,793,839           (570,443)              -                8,223,396

 OTHER INCOME (EXPENSE), net:
  Interest expense                                                -             (265,469)              -                 (265,469)
  Other income, net                                           146,474             49,521               -                  195,995
                                                         ------------       ------------        ----------           ------------
       Total other income (expense), net                      146,474           (215,948)              -                  (69,474)

    Income (loss) before income taxes                       8,940,313           (786,391)              -                8,153,922

INCOME TAX PROVISION (BENEFIT)                               (934,000)               -                 -                 (934,000)
                                                         ------------       ------------        ----------           ------------
    Income (loss) before pro forma income tax adjustment    9,874,313           (786,391)              -                9,087,922

 PRO FORMA INCOME TAX ADJUSTMENTS:
    Pro forma income taxes for periods prior to
     September 30, 1997                                     3,255,731                -                 -                3,255,731
    Non-recurring tax credit                                1,167,000                -                 -                1,167,000
                                                         ------------       ------------        ----------           ------------
    Pro forma net income                                 $  5,451,582       $   (786,391)       $      -             $  4,665,191
                                                         ============       ============        ==========           ============
  Earnings per share:
    Basic                                                $       0.27                                                $       0.21
                                                         ============                                                ============
    Diluted                                              $       0.26                                                $       0.20
                                                         ============                                                ============
  Weighted average common stock:
    Basic                                                  20,171,527                            1,999,995 (A)         22,171,522
                                                           ==========                            =========             ==========
    Diluted                                                20,884,675                            2,077,607 (B)         22,962,282
                                                           ==========                            =========             ==========

________________________________________________________________________________

(A) To reflect the conversion of Window on WallStreet's weighted average shares outstanding to shares of Omega Research, Inc.'s common stock in connection with the merger.

(B) To reflect the conversion of Window on WallStreet's weighted average shares outstanding to shares of Omega Research, Inc.'s common stock in connection with the merger, including the dilutive effect of Window on WallStreet's stock options.

                              OMEGA RESEARCH, INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                                                               Omega
                                                      Omega                                                   Research
                                                    Research            Window on        Pro Forma           Pro Forma
                                                   As Reported         WallStreet       Adjustments           Combined
                                                 --------------       ------------       ------             ------------
NET REVENUES:
  Licensing fees                                 $   13,943,234       $  2,050,740       $     -            $ 15,993,974
  Other revenues                                      3,876,928            241,351             -               4,118,279
                                                 --------------       ------------       ---------          ------------
    Total net revenues                               17,820,162          2,292,091             -              20,112,253

 OPERATING EXPENSES:
  Cost of licensing fees and services                 1,716,884            669,976             -               2,386,860
  Product development                                 1,041,131            166,736             -               1,207,867
  Sales and marketing                                 5,617,931            666,499             -               6,284,430
  General and administrative expense                  2,421,638          1,315,088             -               3,736,726
                                                 --------------       ------------       ---------          ------------
    Total operating expenses                         10,797,584          2,818,299             -              13,615,883
                                                 --------------       ------------       ---------          ------------
    Income (loss) from operations                     7,022,578           (526,208)            -               6,496,370

 OTHER INCOME (EXPENSE), net:
  Interest expense                                          -              (79,802)            -                 (79,802)
  Other income, net                                      59,436             11,056             -                  70,492
                                                 --------------       ------------       ---------          ------------
       Total other income (expense), net                 59,436            (68,746)            -                  (9,310)

    Income (loss) before pro forma income
    tax adjustments                                   7,082,014           (594,954)            -               6,487,060

 PRO FORMA INCOME TAX ADJUSTMENT:
    Pro forma income taxes for periods prior
    to September 30, 1997                             2,797,396                -               -               2,797,396
                                                 --------------       ------------       ---------          ------------
    Pro forma net income (loss)                  $    4,284,618       $   (594,954)      $     -            $  3,689,664
                                                 ==============       ============       =========          ============
  Earnings per share:
    Basic                                        $         0.22                                             $       0.17
                                                 ==============                                             ============
    Diluted                                      $         0.21                                             $       0.16
                                                 ==============                                             ============
  Weighted average common stock:
    Basic                                            19,480,000                          1,999,995 (A)        21,479,995
                                                     ==========                          =========            ==========
    Diluted                                          20,541,000                          2,077,607 (B)        22,618,607
                                                     ==========                          =========            ==========

________________________________________________________________________________

(A) To reflect the conversion of Window on WallStreet's weighted average shares outstanding to shares of Omega Research, Inc.'s common stock in connection with the merger.

(B) To reflect the conversion of Window on WallStreet's weighted average shares outstanding to shares of Omega Research, Inc.'s common stock in connection with the merger, including the dilutive effect of Window on WallStreet's stock options.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 1 to the Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   OMEGA RESEARCH, INC.
                                   Registrant

JANUARY 7, 2000                /S/ GREGG F. STEWART
Date                               Gregg F. Stewart

                                   Chief Financial Officer, Vice President
                                     of Finance and Treasurer
                                  (Signing both in his capacity as an authorized
                                    officer and as Principal Financial and
                                    Accounting Officer of the Registrant)

                              OMEGA RESEARCH, INC.

                                  EXHIBIT INDEX

  EXHIBIT

     NO.             DOCUMENT DESCRIPTION

2.1 Agreement and Plan of Merger, dated as of October 25, 1999, by and among Omega Research, Inc., WOW Acquisition Corporation and Window on WallStreet Inc., together with the following exhibits thereto: (i) Articles of Merger; (ii) Form of Company Affiliate Agreement; (iii) Form of Agreement Regarding Employment; (iv) Form of Shareholder Non-Competition and Non-Disclosure Agreement; (v) Form of Stock Option Agreement (All Employees); (vi) Form of Stock Option Agreement (Jennings and Black); (vii) Form of Investment Acknowledgment Agreement; (viii) Registration Rights Agreement; and (ix) Opinion Letter Matters *

23.1   Consent of PricewaterhouseCoopers LLP, Independent Accountants **
________________________________________________________________________________

* Previously filed as part of the Report.

** Filed herewith.